. EXHIBIT 99.2
To assist investors in assessing 4Q22 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $(0.31) per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 8 of the news release

4Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		4Q22	3Q22	2Q22	1Q22	4Q21
Upstream	United States	2,493	3,110	3,749	2,376	1,768
	Non-U.S.	5,708	9,309	7,622	2,112	4,317
	Total	8,201	12,419	11,371	4,488	6,085
Energy Products	United States	2,188	3,008	2,655	489	699
	Non-U.S.	1,882	2,811	2,617	(684)	203
	Total	4,070	5,819	5,273	(196)	901
Chemical Products	United States	298	635	625	770	774
	Non-U.S.	(48)	177	450	636	597
	Total	250	812	1,076	1,405	1,371
Specialty Products	United States	406	306	232	246	763
	Non-U.S.	354	456	185	230	353
	Total	760	762	417	476	1,116
Corporate and Financing		(531)	(152)	(286)	(694)	(603)
Net income attributable to ExxonMobil (U.S. GAAP)		12,750	19,660	17,850	5,480	8,870
Earnings/(Loss) per common share (U.S. GAAP)		3.09	4.68	4.21	1.28	2.08
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		3.09	4.68	4.21	1.28	2.08

Effective Income Tax Rate, %		36%	29%	31%	40%	28%

Capital and Exploration Expenditures, $M		4Q22	3Q22	2Q22	1Q22	4Q21
Upstream	United States	2,118	1,837	1,644	1,369	1,307
	Non-U.S.	3,297	2,244	1,983	2,510	2,934
	Total	5,415	4,081	3,627	3,879	4,241
Energy Products	United States	343	316	300	392	331
	Non-U.S.	405	274	206	174	344
	Total	748	590	506	566	675
Chemical Products	United States	332	310	250	231	300
	Non-U.S.	824	644	169	205	380
	Total	1,156	954	419	436	680
Specialty Products	United States	12	15	14	5	167
	Non-U.S.	90	72	42	18	44
	Total	102	87	56	23	211
Other		42	16	1	—	1
Total Capital and Exploration Expenditures		7,463	5,728	4,609	4,904	5,808
Exploration expenses, including dry holes		348	218	286	173	524

Cash Capital Expenditures, $M		4Q22	3Q22	2Q22	1Q22	4Q21
Additions to property, plant and equipment		5,783	4,876	3,837	3,911	4,089
Net investments and advances		905	184	166	327	622
Total Cash Capital Expenditures		6,688	5,060	4,003	4,238	4,711

Total Cash and Cash Equivalents, $G		29.7	30.5	18.9	11.1	6.8

Total Debt, $G		41.2	45.4	46.9	47.5	47.7

Cash Flow from Operations and Asset Sales excluding working capital, $M		4Q22	3Q22	2Q22	1Q22	4Q21
Net cash provided by operating activities (GAAP)		17,621	24,425	19,963	14,788	17,124
Proceeds associated with asset sales		1,333	2,682	939	293	2,601
Cash flow from operations and asset sales (non-GAAP)		18,954	27,107	20,902	15,081	19,725
Changes in operational working capital		200	(1,667)	2,747	(1,086)	(1,930)
Cash flow from operations and asset sales excluding working capital (non-GAAP)		19,154	25,440	23,649	13,995	17,795

Common Shares Outstanding, millions		4Q22	3Q22	2Q22	1Q22	4Q21
At quarter end		4,082	4,118	4,168	4,213	4,239
Average - assuming dilution		4,138	4,185	4,233	4,266	4,275

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4Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	4Q22	3Q22	2Q22	1Q22	4Q21
Liquids production (kbd) ¹
United States	789	783	777	753	770
Canada/Other Americas	682	641	556	474	571
Europe	4	4	4	4	17
Africa	223	249	224	257	235
Asia	725	666	691	738	752
Australia/Oceania	38	46	46	40	40
Worldwide liquids production	2,461	2,389	2,298	2,266	2,385
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd

Natural gas production available for sale (mcfd)
United States	2,383	2,351	2,699	2,777	2,713
Canada/Other Americas	74	158	180	182	189
Europe	536	541	825	770	844
Africa	89	70	67	58	48
Asia	3,704	3,304	3,320	3,340	3,468
Australia/Oceania	1,381	1,539	1,515	1,325	1,322
Worldwide natural gas production available for sale	8,167	7,963	8,606	8,452	8,584

Oil-equivalent production, koebd ²	3,822	3,716	3,732	3,675	3,816
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	4Q22	3Q22	2Q22	1Q22	4Q21
Refinery throughput, kbd
United States	1,694	1,742	1,686	1,685	1,740
Canada	433	426	413	399	416
Europe	1,157	1,253	1,164	1,193	1,246
Asia Pacific	532	557	532	537	546
Other	167	187	193	169	170
Worldwide refinery throughput	3,983	4,165	3,988	3,983	4,118

Energy Products sales, kbd
United States	2,507	2,479	2,452	2,262	2,396
Non-U.S.	2,916	3,058	2,858	2,849	2,976
Worldwide Energy Products sales	5,423	5,537	5,310	5,111	5,373

Gasolines, naphthas	2,270	2,335	2,208	2,114	2,325
Heating oils, kerosene, diesel	1,798	1,818	1,755	1,722	1,804
Aviation fuels	349	365	350	289	267
Heavy fuels	210	252	228	249	265
Other energy products	796	767	769	737	712
Worldwide Energy Products sales	5,423	5,537	5,310	5,111	5,373

Chemical Products sales, kt
United States	1,583	1,658	1,998	2,032	1,807
Non-U.S.	3,076	3,023	2,812	2,986	3,026
Worldwide Chemical Products sales	4,658	4,680	4,811	5,018	4,833

Specialty Products sales, kt
United States	455	483	590	522	467
Non-U.S.	1,332	1,434	1,511	1,484	1,368
Worldwide Specialty Products sales	1,787	1,917	2,100	2,006	1,835

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4Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	4Q22 vs. 4Q21	4Q22 vs. 3Q22	2022 vs. 2021
Upstream
Prior Period	6,085	12,419	15,775
Realization	3,040	(2,300)	24,090
Volume / Mix	210	30	(110)
Expenses	(230)	(210)	(790)
Identified Items	(20)	(1,140)	(2,400)
Other	(880)	(600)	(90)
Current Period	8,201	8,201	36,479
Energy Products
Prior Period	901	5,819	(347)
Margin	3,440	(1,130)	14,360
Volume / Mix	10	(260)	1,060
Expenses	(160)	(80)	(420)
Identified Items	(680)	(680)	(680)
Other	560	400	990
Current Period	4,070	4,070	14,966
Chemical Products
Prior Period	1,371	812	6,989
Margin	(990)	(360)	(3,030)
Volume / Mix	(170)	(50)	(170)
Expenses	—	(130)	(150)
Other	40	(20)	(100)
Current Period	250	250	3,543
Specialty Products
Prior Period	1,116	762	3,259
Margin	310	200	(220)
Volume / Mix	(70)	(120)	20
Expenses	(30)	(70)	(60)
Identified Items	(670)	(40)	(670)
Other	100	30	90
Current Period	760	760	2,415

Upstream Volume Factor Analysis, koebd	4Q22 vs. 4Q21	4Q22 vs. 3Q22	2022 vs. 2021
Prior Period	3,816	3,716	3,712
Entitlements - Net Interest	(94)	(6)	(44)
Entitlements - Price / Spend / Other	16	108	(34)
Government Mandates	35	(6)	80
Divestments	(117)	(41)	(71)
Growth / Other	166	51	94
Current Period	3,822	3,822	3,737

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4Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	4Q22	3Q22	2Q22	1Q22	4Q21
United States
ExxonMobil
Crude ($/b)	82.14	91.69	107.78	93.51	73.62
Natural Gas ($/kcf)	6.62	8.38	6.49	4.80	4.96

Benchmarks
WTI ($/b)	82.85	91.76	108.66	94.49	77.34
ANS-WC ($/b)	87.96	98.82	112.11	95.43	79.75
Henry Hub ($/mbtu)	6.26	8.20	7.17	4.96	5.84

Non-U.S.
ExxonMobil
Crude ($/b)	75.78	91.42	103.15	89.71	69.97
Natural Gas ($/kcf)	21.11	22.92	19.68	16.42	14.32
European NG ($/kcf)	35.52	37.24	27.90	24.10	18.95

Benchmarks
Brent ($/b)	88.71	100.85	113.78	101.41	79.73

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the fourth quarter of 2022. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	4Q22	2022
Beginning Cash	30,464	6,802
Earnings	12,750	55,740
Depreciation	5,064	24,040
Working Capital / Other	(193)	(2,983)
Proceeds Associated with Asset Sales	1,333	5,247
PP&E Adds / Investments and Advances ¹	(6,688)	(19,989)
Shareholder Distributions	(8,158)	(29,801)
Debt / Other Financing	(4,907)	(9,391)
Ending Cash	29,665	29,665
¹ For the fourth-quarter PP&E Adds / Investments and Advances includes PP&E adds of ($5.8B) and net advances of ($0.9B)
 For the full-year, PP&E Adds / Investments and Advances includes PP&E adds of ($18.4B) and net advances of ($1.6B)

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.